UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 13, 2009

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 13, 2009, Cash America International, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $100 million aggregate principal amount of its 5.25 % Convertible Senior Notes due 2029 (the “Notes”) to certain initial purchasers (the “Initial Purchasers”) plus up to an additional $15 million aggregate principal amount of its Notes pursuant to the Initial Purchasers’ over-allotment option (the “Option”). On May 18, 2009, the Initial Purchasers exercised the Option in full. The closing of the sale of the Notes, including the Option, occurred on May 19, 2009. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $110.5 million.

The Notes were issued pursuant to an indenture (the “Indenture”), dated May 19, 2009, between the Company and Wells Fargo Bank, National Association as trustee (the “Trustee”). The Trustee is also a lender under certain of the Company’s credit agreements.

Neither the Notes nor any share of common stock, par value $.10 per share (the “Common Stock”), issuable upon conversion of the Notes have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company sold the Notes to the Initial Purchasers in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers have agreed to re-sell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes are the Company’s senior unsecured obligations that rank senior in right of payment to all of the Company’s future subordinated debt, if any. The Notes will be effectively subordinated to all of the Company’s existing and future secured debt, if any, and to the indebtedness and other liabilities of its subsidiaries.

The Notes will bear interest at a rate of 5.25% per year, payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2009. The Notes will mature on May 15, 2029, unless earlier redeemed, converted or repurchased by the Company.

Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding April 15, 2029 only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2009 if the last reported sale price of the Common Stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the conversion price on each such trading day; (2) during the five business-day period after any ten consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each day of that measurement period was less than 97% of the product of the last reported sale price of the Company’s Common Stock and the conversion rate on each such day; (3) upon the occurrence of specified corporate events (including events that would constitute a fundamental change or a make whole fundamental change, as more fully described in the Indenture); or (4) if the Company has called the Notes for redemption.

On and after April 15, 2029 until the close of business on the second business day immediately preceding May 15, 2029, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will satisfy its conversion obligation by delivering, at its election, shares of Common Stock or a combination of cash and shares of Common Stock. If the Company elects to settle its obligation in cash and shares of Common Stock, the amount of cash and shares of Common Stock, if applicable, will be based on a daily conversion value (as more fully described in the Indenture) calculated on a proportionate basis for each trading day in a 20 trading-day observation period (as more fully described in the Indenture).

The conversion rate will initially be 39.2157 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $25.50 per share of Common Stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to May 15, 2014 and that constitute a make-whole fundamental change under the Indenture, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate transaction in certain circumstances, as more fully described in the Indenture.

The Company may not redeem the Notes prior to May 15, 2014. On or after May 15, 2014, the Company may redeem for cash all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date.

Holders may require the Company to purchase the Notes in whole or in part for cash on May 15, 2014, May 15, 2019 and May 15, 2024 (each, a “purchase date”) at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the purchase date.

If a fundamental change occurs, after the lapse of thirty days thereafter, it will constitute an event of default under the Notes, and holders may accelerate their Notes as described in the Indenture.

The foregoing description of the Indenture is a summary and is qualified in its entirety by the terms of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure in Item 1.01 above is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit	Description

4.1	Indenture dated May 19, 2009 between Cash America International, Inc. and Wells Fargo, National Association as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: May 19, 2009	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture dated May 19, 2009 between Cash America International, Inc. and Wells Fargo, National Association as trustee